     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2000
                                                      REGISTRATION NO. 333-32388
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                PRINTCAFE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                             7379                            94-1854929
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL               (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                          FORTY 24TH STREET, 5TH FLOOR
                              PITTSBURGH, PA 15222
                                 (412) 456-1141
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               WILLIAM L. GUTTMAN
                            CHIEF EXECUTIVE OFFICER
                                      AND
                                  MARC D. OLIN
                                   PRESIDENT
                          FORTY 24TH STREET, 5TH FLOOR
                              PITTSBURGH, PA 15222
                                 (412) 456-1141
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                IAIN MICKLE, ESQ.                                JORGE A. DEL CALVO, ESQ.
               LOWELL D. NESS, ESQ.                               DAVINA K. KAILE, ESQ.
                JOHN P. COOK, ESQ.                                JUSTIN D. HOVEY, ESQ.
             DENNIS E. MICHAELS, ESQ.                         PILLSBURY MADISON & SUTRO LLP
        ORRICK, HERRINGTON & SUTCLIFFE LLP                         2550 HANOVER STREET
           400 CAPITOL MALL, SUITE 3000                            PALO ALTO, CA 94304
               SACRAMENTO, CA 95814                                   (650) 233-4500
                  (916) 447-9200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM                 AMOUNT OF
             SECURITIES TO BE REGISTERED               AGGREGATE OFFERING PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Class A common stock, par value $0.0001 per share....          $143,750,000                    $37,950
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     This Amendment No. 1 to printCafe, Inc.'s Registration Statement on Form S-1 is being filed solely for the purpose of filing certain exhibits.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

NUMBER                          DESCRIPTION
 1.0    Form of Underwriting Agreement**
 3.1    Amended and Restated Certificate of Incorporation of
        printCafe, Inc. to be in effect after the closing of the
        offering made under this Registration Statement.**
 3.2    Amended and Restated Bylaws of printCafe.
 4.1    Specimen Stock Certificate.**
 5.1    Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Class A common stock being registered.**
10.1    Strategic Alliance Agreement, dated January 25, 2000,
        between printCafe and Creo Products, Inc.
10.2    Series B Preferred Stock Purchase Agreement, dated February
        9, 2000, between printCafe, Inc. and Creo SRL.*
10.3    Form of Indemnification Agreement between printCafe, Inc.
        and each of its officers and directors.*
10.4    1999 Amended and Restated Stock Option Plan.**
10.5    2000 Incentive Stock Option Plan.*
10.6    2000 Employee Stock Purchase Plan.
10.7    Second Amended and Restated Investors' Rights Agreement
        dated March 8, 2000, among printCafe, Inc. and the investors listed on the exhibits thereto.
10.8    Series C Preferred Stock Purchase Agreement, dated February
        15, 2000, among printCafe, Inc. and the purchasers listed on
        Exhibit A thereto.*
10.9    Series D Preferred Stock Purchase Agreement, dated March 8,
        2000, among printCafe, Inc. and the purchasers listed on
        Exhibit A thereto.
10.10   Agreement in Principal, dated March 6, 2000, between
        printCafe, Inc. and Time Warner, Inc.+
10.11   Marketing Alliance Agreement, dated March 6, 2000, between
        printCafe, Inc. and Andersen Consulting LLP.
10.12   Stock Purchase Agreement, dated January 13, 2000, between
        printCafe, Inc., Programmed Solutions, Inc. and the
        shareholders of Programmed Solutions, Inc. listed in Exhibit
        A thereto.
10.13   Amendment No. 1 to Amended and Restated Stock Purchase
        Agreement, dated February 9, 2000, between printCafe, Inc.,
        Programmed Solutions, Inc. and the shareholders of
        Programmed Solutions, Inc. listed in Exhibit A thereto.
10.14   Agreement and Plan of Merger, dated February 22, 2000,
        between printCafe, Inc., Hagen Systems, Inc. and the
        shareholders of Hagen Systems, Inc.*
10.15   $1,989,990 Promissory Note, dated March 10, 2000, payable to
        Patricia J. Peterson.*
10.16   $1,989,990 Promissory Note, dated March 10, 2000, payable to
        Steven R. Peterson.*
10.17   $3,979,800 Promissory Note, dated March 10, 2000, payable to
        Richard T. Hagen.
10.18   Agreement and Plan of Reorganization, dated March 8, 2000, among printCafe, Inc., AHP Acquisition, Inc., AHP Systems,
        Inc. and the sole stockholder of A.H.P. Systems, Inc.*
10.19   Stock Purchase Agreement, dated March 10, 2000, between
        printCafe, Inc., Constellation Software Inc., Constellation
        Software of New Hampshire, Inc., Logic Associates, Inc. and
        certain shareholders of Logic Associates, Inc.

NUMBER                          DESCRIPTION
10.20   Amended and Restated Employment Agreement dated March 10,
        2000, between printCafe, Inc. and William L. Guttman.**
10.21   Stock Purchase Agreement, dated as of November 8, 1999,
        between printCafe, Inc. and William L. Guttman.*
10.22   Secured Promissory Note, dated as of November 8, 1999,
        between printCafe, Inc., as lender, and William L. Guttman, as borrower.*
10.23   Amended and Restated Pledge Agreement, dated as of March   ,
        2000, between printCafe, Inc. and William L. Guttman.**
10.24   Amended and Restated Employment Agreement, dated as of March
        10, 2000, between printCafe, Inc. and Marc D. Olin.**
10.25   Stock Purchase Agreement, dated as of November 8, 1999,
        between printCafe, Inc. and Marc D. Olin.**
10.26   Secured Promissory Note, dated as of November 8, 1999,
        between printCafe, Inc., as lender, and Marc D. Olin, as
        borrower.*
10.27   Amended and Restated Pledge Agreement, dated as of March 10,
        2000, between printCafe, Inc. and Marc D. Olin.**
10.28   Amended and Restated Employment Agreement, dated as of March
        10, 2000, between printCafe, Inc. and Ronald F. Hyland Sr.**
10.29   Stock Purchase Agreement, dated as of November 8, 1999,
        between printCafe, Inc. and Ronald F. Hyland Sr.*
10.30   Secured Promissory Note, dated as of November 8, 1999,
        between printCafe, Inc., as lender, and Ronald F. Hyland
        Sr., as borrower.*
10.31   Amended and Restated Pledge Agreement, dated as of March 10,
        2000, between printCafe, Inc. and Ronald F. Hyland Sr.**
10.32   Amended and Restated Employment Agreement, dated as of March
        10, 2000, between printCafe, Inc. and Joseph J. Whang.**
10.33   Stock Purchase Agreement, dated as of December 22, 1999,
        between printCafe, Inc. and Joseph J. Whang.*
10.34   Secured Promissory Note, dated as of December 22, 1999,
        between printCafe, Inc., as lender, and Joseph J. Whang, as borrower.*
10.35   Amended and Restated Pledge Agreement, dated as of March   ,
        2000, between printCafe, Inc. and Joseph J. Whang.**
10.36   Employment Agreement, dated March 10, 2000, between
        printCafe, Inc. and David Lemaster.**
10.37   License Agreement, effective March 9, 2000, by and between
        Henry B. Freedman and printCafe, Inc.+
10.38   Warrant to Purchase Shares of Common Stock, dated March 6,
        2000, issued by printCafe, Inc. to Andersen Consulting LLP.+
10.39   Warrant to Purchase Shares of Common Stock, dated March 6,
        2000, issued by printCafe, Inc. to Andersen Consulting LLP.+
10.40   Warrant to Purchase Shares of Common Stock, dated March 3,
        2000, issued by printCafe, Inc. to Time Warner, Inc.+
10.41   Warrant to Purchase Shares of Common Stock, dated March 3,
        2000, issued by printCafe, Inc. to Time Warner, Inc.
10.42   Warrant to Purchase Shares of Common Stock, dated March 9,
        2000, issued by printCafe, Inc. to Primedia, Inc.
10.43   Warrant to Purchase Shares of Common Stock, dated March 9,
        2000, issued by printCafe, Inc. to G.T.C. Transcontinental,
        Ltd.

NUMBER                          DESCRIPTION
10.44   Warrant to Purchase Shares of Common Stock, dated March 1,
        2000, issued by printCafe, Inc. to The Sheridan Group, Inc.
10.45   Warrant to Purchase Shares of Common Stock, dated March 6,
        2000, issued by printCafe, Inc. to Orrick, Herrington &
        Sutcliffe LLP, Inc.
21.1    List of Subsidiaries.**
23.1    Consent of Ernst & Young LLP.*
23.2    Consent of Arthur Andersen LLP.*
23.3    Consent of PricewaterhouseCoopers LLP.*
23.4    Consent of Dylewsky & Goldberg CPAs, LLC.*
23.5    Consent of Larson, Allen, Weishair & Co., LLP.*
23.6    Consent of Bridgman Valiante & Villard, PC.*
23.7    Consent of Orrick, Herrington, & Sutcliffe LLP (included in
        Exhibit 5.1).**
24.1    Power of Attorney.*
27.1    Financial Data Schedule.*

-------------------------
 * Previously filed.

** To be filed by Amendment.

 + Confidential treatment requested as to certain portions of this Exhibit.

     (b) Financial Statement Schedules

     All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, State of Pennsylvania on March 23, 2000.

                                          PRINTCAFE, INC.

                                          By:    /s/ WILLIAM L. GUTTMAN*
                                            ------------------------------------
                                              William L. Guttman
                                              Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----

           /s/ WILLIAM L. GUTTMAN*             Chief Executive Officer and           March 23, 2000
---------------------------------------------  Director
             William L. Guttman

              /s/ MARC D. OLIN*                President and Director                March 23, 2000
---------------------------------------------
                Marc D. Olin

             /s/ JOSEPH J. WHANG               Chief Financial Officer (Principal    March 23, 2000
---------------------------------------------  Financial and Accounting Officer)
               Joseph J. Whang

             /s/ AMOS MICHELSON*               Director                              March 23, 2000
---------------------------------------------
               Amos Michelson

         /s/ CHARLES J. BILLERBECK*            Director                              March 23, 2000
---------------------------------------------
            Charles J. Billerbeck

               /s/ PETER RUH*                  Director                              March 23, 2000
---------------------------------------------
                  Peter Ruh

*By: /s/ JOSEPH J. WHANG
 -------------------------------------------------------------------------------
     Joseph J. Whang
     Attorney-in-Fact

                                 EXHIBIT INDEX

NUMBER                          DESCRIPTION
 1.0    Form of Underwriting Agreement**
 3.1    Amended and Restated Certificate of Incorporation of
        printCafe, Inc. to be in effect after the closing of the
        offering made under this Registration Statement.**
 3.2    Amended and Restated Bylaws of printCafe.
 4.1    Specimen Stock Certificate.**
 5.1    Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Class A common stock being registered.**
10.1    Strategic Alliance Agreement, dated January 25, 2000,
        between printCafe and Creo Products, Inc.
10.2    Series B Preferred Stock Purchase Agreement, dated February
        9, 2000, between printCafe, Inc. and Creo SRL.*
10.3    Form of Indemnification Agreement between printCafe, Inc.
        and each of its officers and directors.*
10.4    1999 Amended and Restated Stock Option Plan.**
10.5    2000 Incentive Stock Option Plan.*
10.6    2000 Employee Stock Purchase Plan.
10.7    Second Amended and Restated Investors' Rights Agreement
        dated March 8, 2000, among printCafe, Inc. and the investors listed on the exhibits thereto.
10.8    Series C Preferred Stock Purchase Agreement, dated February
        15, 2000, among printCafe, Inc. and the purchasers listed on
        Exhibit A thereto.*
10.9    Series D Preferred Stock Purchase Agreement, dated March 8,
        2000, among printCafe, Inc. and the purchasers listed on
        Exhibit A thereto.
10.10   Agreement in Principal, dated March 6, 2000, between
        printCafe, Inc. and Time Warner, Inc.+
10.11   Marketing Alliance Agreement, dated March 6, 2000, between
        printCafe, Inc. and Andersen Consulting LLP.
10.12   Stock Purchase Agreement, dated January 13, 2000, between
        printCafe, Inc., Programmed Solutions, Inc. and the
        shareholders of Programmed Solutions, Inc. listed in Exhibit
        A thereto.
10.13   Amendment No. 1 to Amended and Restated Stock Purchase
        Agreement, dated February 9, 2000, between printCafe, Inc.,
        Programmed Solutions, Inc. and the shareholders of
        Programmed Solutions, Inc. listed in Exhibit A thereto.
10.14   Agreement and Plan of Merger, dated February 22, 2000,
        between printCafe, Inc., Hagen Systems, Inc. and the
        shareholders of Hagen Systems, Inc.*
10.15   $1,989,990 Promissory Note, dated March 10, 2000, payable to
        Patricia J. Peterson.*
10.16   $1,989,990 Promissory Note, dated March 10, 2000, payable to
        Steven R. Peterson.*
10.17   $3,979,800 Promissory Note, dated March 10, 2000, payable to
        Richard T. Hagen.
10.18   Agreement and Plan of Reorganization, dated March 8, 2000, among printCafe, Inc., AHP Acquisition, Inc., AHP Systems,
        Inc. and the sole stockholder of A.H.P. Systems, Inc.*
10.19   Stock Purchase Agreement, dated March 10, 2000, between
        printCafe, Inc., Constellation Software Inc., Constellation
        Software of New Hampshire, Inc., Logic Associates, Inc. and
        certain shareholders of Logic Associates, Inc.
10.20   Amended and Restated Employment Agreement dated March 10,
        2000, between printCafe, Inc. and William L. Guttman.**
10.21   Stock Purchase Agreement, dated as of November 8, 1999,
        between printCafe, Inc. and William L. Guttman.*
10.22   Secured Promissory Note, dated as of November 8, 1999,
        between printCafe, Inc., as lender, and William L. Guttman, as borrower.*

NUMBER                          DESCRIPTION
10.23   Amended and Restated Pledge Agreement, dated as of March   ,
        2000, between printCafe, Inc. and William L. Guttman.**
10.24   Amended and Restated Employment Agreement, dated as of March
        10, 2000, between printCafe, Inc. and Marc D. Olin.**
10.25   Stock Purchase Agreement, dated as of November 8, 1999,
        between printCafe, Inc. and Marc D. Olin.**
10.26   Secured Promissory Note, dated as of November 8, 1999,
        between printCafe, Inc., as lender, and Marc D. Olin, as
        borrower.*
10.27   Amended and Restated Pledge Agreement, dated as of March 10,
        2000, between printCafe, Inc. and Marc D. Olin.**
10.28   Amended and Restated Employment Agreement, dated as of March
        10, 2000, between printCafe, Inc. and Ronald F. Hyland Sr.**
10.29   Stock Purchase Agreement, dated as of November 8, 1999,
        between printCafe, Inc. and Ronald F. Hyland Sr.*
10.30   Secured Promissory Note, dated as of November 8, 1999,
        between printCafe, Inc., as lender, and Ronald F. Hyland
        Sr., as borrower.*
10.31   Amended and Restated Pledge Agreement, dated as of March 10,
        2000, between printCafe, Inc. and Ronald F. Hyland Sr.**
10.32   Amended and Restated Employment Agreement, dated as of March
        10, 2000, between printCafe, Inc. and Joseph J. Whang.**
10.33   Stock Purchase Agreement, dated as of December 22, 1999,
        between printCafe, Inc. and Joseph J. Whang.*
10.34   Secured Promissory Note, dated as of December 22, 1999,
        between printCafe, Inc., as lender, and Joseph J. Whang, as borrower.*
10.35   Amended and Restated Pledge Agreement, dated as of March   ,
        2000, between printCafe, Inc. and Joseph J. Whang.**
10.36   Employment Agreement, dated March 10, 2000, between
        printCafe, Inc. and David Lemaster.**
10.37   License Agreement, effective March 9, 2000, by and between
        Henry B. Freedman and printCafe, Inc.+
10.38   Warrant to Purchase Shares of Common Stock, dated March 6,
        2000, issued by printCafe, Inc. to Andersen Consulting LLP.+
10.39   Warrant to Purchase Shares of Common Stock, dated March 6,
        2000, issued by printCafe, Inc. to Andersen Consulting LLP.+
10.40   Warrant to Purchase Shares of Common Stock, dated March 3,
        2000, issued by printCafe, Inc. to Time Warner, Inc.+
10.41   Warrant to Purchase Shares of Common Stock, dated March 3,
        2000, issued by printCafe, Inc. to Time Warner, Inc.
10.42   Warrant to Purchase Shares of Common Stock, dated March 9,
        2000, issued by printCafe, Inc. to Primedia, Inc.
10.43   Warrant to Purchase Shares of Common Stock, dated March 9,
        2000, issued by printCafe, Inc. to G.T.C. Transcontinental,
        Ltd.
10.44   Warrant to Purchase Shares of Common Stock, dated March 1,
        2000, issued by printCafe, Inc. to The Sheridan Group, Inc.
10.45   Warrant to Purchase Shares of Common Stock, dated March 6,
        2000, issued by printCafe, Inc. to Orrick, Herrington &
        Sutcliffe LLP, Inc.
21.1    List of Subsidiaries.**
23.1    Consent of Ernst & Young LLP.*
23.2    Consent of Arthur Andersen LLP.*
23.3    Consent of PricewaterhouseCoopers LLP.*

NUMBER                          DESCRIPTION
23.4    Consent of Dylewsky & Goldberg CPAs, LLC.*
23.5    Consent of Larson, Allen, Weishair & Co., LLP.*
23.6    Consent of Bridgman Valiante & Villard, PC.*
23.7    Consent of Orrick, Herrington, & Sutcliffe LLP (included in
        Exhibit 5.1).**
24.1    Power of Attorney.*
27.1    Financial Data Schedule.*

-------------------------
 * Previously filed.

** To be filed by Amendment.

 + Confidential treatment requested as to certain portions of this Exhibit.